UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017 (January 27, 2017)

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

JFK International Airport Terminal 4 – Room 262.089 Jamaica, NY	11430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (718) 917-8052

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 27, 2017, Baltia Air Lines, Inc. (the “Company”) entered into a settlement agreement with the Federal Aviation Administration (the “FAA”), pursuant to which the Company agreed to withdraw its prior pending application for the issuance of an air carrier certificate and the FAA agreed to withdraw its Notice of Proposed Denial of such certificate from November 2015. On February 6, 2017, the Company submitted a new application for the issuance of an air carrier certificate. The FAA has agreed to give priority consideration to the Company’s new application, and to the extent applicable, the FAA has also agreed to take into consideration the submission activities conducted by the Company in connection with its March 2013 application, and apply such activities to the new application.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: February 14, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President